Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF

ROCKET FUEL INC.

Rocket Fuel Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.                                      The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 25, 2008.

2.                                      That (a) the Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware proposing that the Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) be approved and declaring the adoption of such Restated Certificate to be advisable; and (b) the stockholders of the Corporation have duly approved this Certificate of Amendment to the Restated Certificate by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3.                                      The first paragraph of Article FOURTH of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock, to be designated “Common Stock,” with a par value of $0.001 per share, and “Preferred Stock,” with a par value of $0.001 per share.  The total number of shares of Common Stock that the Corporation shall have authority to issue is 39,435,110, and the total number of shares of Preferred Stock that the Corporation shall have authority to issue is 19,788,015, of which 10,884,902 shares shall be designated “Series A Preferred Stock”, 4,811,855 shares shall be designated “Series B Preferred Stock”, 1,116,030 shares shall be designated “Series C Preferred Stock”, and 2,975,228 shares shall be designated “Series C-1 Preferred Stock.”

IN WITNESS WHEREOF, Rocket Fuel Inc. has caused this Certificate of Amendment to the Restated Certificate to be signed by George H. John, a duly authorized officer of the Corporation, on May 1, 2013.

/s/ George H. John
George H. John
Chief Executive Officer

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ROCKET FUEL INC.

Pursuant to Sections 242 and 245
of the General Corporation Law of
the State of Delaware

Rocket Fuel Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.                                      The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 25, 2008.

2.                                      That (a) the Board of Directors of the Corporation duly adopted a resolution pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware proposing that this Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”) be approved and declaring the adoption of such Restated Certificate to be advisable; and (b) the stockholders of the Corporation duly approved this Restated Certificate by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3.                                      The text of the Fifth Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, Rocket Fuel Inc. has caused this Sixth Amended and Restated Certificate of Incorporation to be signed by George H. John, a duly authorized officer of the Corporation, on June 15, 2012.

/s/ George H. John
George H. John,
Chief Executive Officer

EXHIBIT A

FIRST:                                                      The name of the corporation is:

Rocket Fuel Inc.

SECOND:                                       The address of the registered office of the Corporation in the State of Delaware is Incorporating Services, Ltd., 3500 South DuPont Highway, in the City of Dover, County of Kent.  The name of the registered agent at that address is Incorporating Services, Ltd.

THIRD:                                                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:                                     The Corporation is authorized to issue two classes of stock, to be designated “Common Stock,” with a par value of $0.001 per share, and “Preferred Stock,” with a par value of $0.001 per share.  The total number of shares of Common Stock that the Corporation shall have authority to issue is 35,850,100, and the total number of shares of Preferred Stock that the Corporation shall have authority to issue is 19,788,015, of which 10,884,902 shares shall be designated “Series A Preferred Stock”, 4,811,855 shares shall be designated “Series B Preferred Stock”, 1,116,030 shares shall be designated “Series C Preferred Stock”, and 2,975,228 shares shall be designated “Series C-1 Preferred Stock.”

The rights, preferences, privileges, restrictions and other matters relating to the Common Stock and Preferred Stock are as follows:

1.                                      Dividends.

(a)                                 The holders of the then-outstanding Series C-1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds or assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock and Common Stock (payable other than in shares of Common Stock), dividends at the annual rate of $0.94112 per share of Series C-1 Preferred Stock, each as adjusted for any consolidations, combinations, stock splits, reverse stock splits, stock dividends, and similar recapitalization events (each a “Recapitalization Event”).  No dividends shall be paid on any share of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock unless a dividend (in addition to the amount of any dividends to be preferentially paid pursuant to the above provisions of this Section 1(a)) is paid with respect to all outstanding shares of Series C-1 Preferred Stock in an amount for each such share of Series C-1 Preferred Stock equal to or greater than the aggregate amount of dividends to be paid for all shares of Common Stock into which each such share of Series C-1 Preferred Stock could then be converted.  The right to preferential dividends on shares of Series C-1 Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series C-1 Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

(b)                                 After payment of the dividends, if any, pursuant to the provisions of Section 1(a) above, the holders of the then-outstanding Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds or assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series B Preferred Stock, Series A Preferred Stock and Common Stock (payable other than in shares of Common Stock), dividends at the annual rate of $0.46952 per share of Series C Preferred Stock, each as adjusted for any Recapitalization Event.  No dividends shall be paid on any share of Series B Preferred Stock, Series A Preferred Stock or Common Stock unless a dividend (in addition to the amount of any dividends to be preferentially paid pursuant to the above provisions of this Section 1(b)) is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to or greater than the aggregate amount of dividends to be paid for all shares of Common Stock into which each such share of Series C Preferred Stock could then be converted.  The right to preferential dividends on shares of Series C Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series C Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

(c)                                  After payment of the dividends, if any, pursuant to the provisions of Sections 1(a) and 1(b) above, the holders of the then-outstanding Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds or assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Series A Preferred Stock and Common Stock (payable other than in shares of Common Stock), dividends at the annual rate of $0.16626 per share of Series B Preferred Stock, each as adjusted for any Recapitalization Event.  No dividends shall be paid on any share of Series A Preferred Stock or Common Stock unless a dividend (in addition to the amount of any dividends to be preferentially paid pursuant to the above provisions of this Section 1(c)) is paid with respect to all outstanding shares of Series B Preferred Stock in an amount for each such share of Series B Preferred Stock equal to or greater than the aggregate amount of dividends to be paid for all shares of Common Stock into which each such share of Series B Preferred Stock could then be converted.  The right to preferential dividends on shares of Series B Preferred Stock shall not be cumulative, and no right shall accrue to holders of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

(d)                                 After payment of the Series B Preferred Stock dividends, if any, pursuant to the provisions of Sections 1(a), 1(b) and 1(c) above, the holders of the then-outstanding Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds or assets legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock (payable other than in shares of Common Stock), dividends at the annual rate of $0.07429 per share of Series A Preferred Stock, each as adjusted for any Recapitalization Event.  No dividends shall be paid on any share of Common Stock unless a dividend (in addition to the amount of any dividends to be preferentially paid pursuant to the above provisions of this Section 1(d)) is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of dividends to be paid for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.  The right to preferential dividends on shares of Series A Preferred Stock shall not be cumulative, and no right shall accrue to holders of

Series A Preferred Stock by reason of the fact that dividends on said shares are not declared in any period, nor shall any undeclared or unpaid dividend bear or accrue interest.

2.                                      Liquidation Preference.  In the event of a Liquidation Event (as defined below), the assets (including funds) of the Corporation available for distribution to stockholders shall be distributed as follows:

(a)                                 First, the holders of shares of Series C-1 Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock, an amount equal to $11.7640 per share of Series C-1 Preferred Stock, as adjusted for any Recapitalization Events, plus the amount of any declared but unpaid dividends on such shares of Series C-1 Preferred Stock as of the date fixed for such distribution (the “Series C-1 Liquidation Preference Price”).  If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series C-1 Preferred Stock of the full preferential amount pursuant to the preceding sentence, then the entire assets available for distribution to stockholders shall be distributed to the holders of the Series C-1 Preferred Stock, ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(a).

(b)                                 Next, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Series B Preferred Stock, Series A Preferred Stock or Common Stock, an amount equal to $7.33625 per share of Series C Preferred Stock, as adjusted for any Recapitalization Events, plus the amount of any declared but unpaid dividends on such shares of Series C Preferred Stock as of the date fixed for such distribution.  If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series C Preferred Stock of the full preferential amount pursuant to the preceding sentence, then the entire assets available for distribution to stockholders shall be distributed to the holders of the Series C Preferred Stock, ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(b).

(c)                                  Next, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Series A Preferred Stock or Common Stock, an amount equal to $2.59775 per share of Series B Preferred Stock, as adjusted for any Recapitalization Events, plus the amount of any declared but unpaid dividends on such shares of Series B Preferred Stock as of the date fixed for such distribution.  If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series B Preferred Stock of the full preferential amount pursuant to the preceding sentence, then the entire assets available for distribution to stockholders shall be distributed to the holders of the Series B Preferred Stock, ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(c).

(d)                                 Next, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation’s Common Stock, an amount equal to $0.9286 per share of Series A Preferred Stock, as adjusted for any Recapitalization Events (the “Original Series A Price”), plus the amount of any declared but unpaid dividends on such shares of Series A Preferred Stock as of the date fixed for such distribution.  If, upon the occurrence of such event, the assets of the Corporation legally available for distribution are insufficient to permit the payment to the holders of Series A Preferred Stock of the full preferential amount pursuant to the preceding sentence, then the entire assets available for distribution to stockholders shall be distributed to the holders of the Series A Preferred Stock, ratably in proportion to the full preferential amounts which they would be entitled to receive pursuant to the preceding sentence of this Section 2(d).

(e)                                  After the full preferential amounts due the holders of Series C-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock pursuant to Sections 2(a), 2(b), 2(c) and 2(d), respectively, have been paid, any remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed to the holders of Common Stock, ratably in proportion to the shares of Common Stock then held by them.

(f)                                   Except in cases where the holders of (i) a majority of the shares of Preferred Stock then outstanding and (ii) a majority of the shares of Series C-1 Preferred Stock determine otherwise, in the event of (i) a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (ii) a merger or consolidation of the Corporation into or with another entity after which the stockholders of the Corporation immediately prior to such transaction do not own, immediately following the consummation of the transaction and by virtue of their stockholdings in the Corporation or securities received in exchange for such shares in connection with the transaction, a majority of the voting power of the surviving or resulting entity and with substantially the same rights, preferences, privileges and restrictions as the shares they held in the Corporation immediately prior to the transaction, (iii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Corporation’s securities), of newly issued securities of the Corporation if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this Corporation (or the surviving or acquiring entity) or (iv) the sale, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation (directly or indirectly, and determined on a consolidated basis with all wholly-owned and controlled subsidiaries of the Corporation, and including sales of assets by such subsidiaries and treating the sale or disposition of the Corporation’s ownership of capital stock of any subsidiary as a sale of the assets held by such subsidiary; but not including a transfer or disposition by pledge or mortgage to a bona fide lender, and not including any sale, disposition or other transfer of assets to a subsidiary entity wholly-owned by the Corporation) (each of (i) through (iv), a “Liquidation Event”), then the aggregate consideration to be received by the Corporation or by the stockholders of the Corporation as a result of such transaction shall be distributed to the stockholders of the Corporation, and such consideration shall be allocated among the stockholders of the Corporation in the same manner as is provided under Sections 2(a), 2(b), 2(c), 2(d) and 2(e).

(g)                                  Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock.  If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(h)                                 In the event of any Liquidation Event, if any portion of the assets to be distributed to the stockholders in connection therewith is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the definitive agreement or agreements for such transaction or series of related transactions shall provide that (i) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of Preferred Stock and Common Stock in accordance with Sections 2(a), 2(b), 2(c), 2(d) and 2(e) above as if the Initial Consideration were the only consideration payable in connection with such Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of this Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of Preferred Stock and Common Stock in accordance with Sections 2(a), 2(b), 2(c), 2(d) and 2(e) above, after taking into account the previous payment of the Initial Consideration as part of the same transaction.

(i)                                     In the event of any Liquidation Event involving the distribution of assets other than cash to the stockholders of the Corporation, the value of the assets to be distributed shall be determined as follows:

(i)                                     In the case of securities that are not subject to an investment letter or other similar restrictions on free tradability,

(A)                               if traded on a national securities exchange, the value shall be deemed to be the average of the closing prices of the securities over the ten (10) trading day period ending three (3) days prior to the closing;

(B)                               if actively traded over-the-counter, the value shall be deemed to be the average of (i)  the last bid and ask prices or (ii) the closing sale prices (whichever is applicable) over the twenty (20) trading day period ending three (3) days prior to the closing; and

(C)                               if there is no active public market, the value shall be deemed to be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(ii)                                  In the case of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate of the issuer), the value shall be based on an appropriate discount from the market value determined as above in Section 2(i)(i) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

(iii)                               In the case of any other property, the value shall be equal to the property’s fair market value, as determined in good faith by the Board of Directors of the Corporation.

(iv)                              The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the stockholders under the General Corporation Law of the State of Delaware and Sections 5 and 6 hereof, be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.

3.                                      Conversion to Common Stock.  The holders of the Preferred Stock shall have conversion rights as follows:

(a)                                 Right to Convert.  Each share of Preferred Stock shall be convertible, without the payment of any additional consideration by the holder thereof, and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Preferred Stock, into a number of fully paid and nonassessable shares of Common Stock determined as follows: (i) in the case of the Series A Preferred Stock, by dividing the Original Series A Price by the “Conversion Price” (as defined below) for the Series A Preferred Stock in effect at the time of conversion, (ii) in the case of the Series B Preferred Stock, by dividing $2.0782, as adjusted for any Recapitalization Events (the “Original Series B Price”), by the Conversion Price for the Series B Preferred Stock in effect at the time of conversion, (iii) in the case of the Series C Preferred Stock, by dividing $5.869, as adjusted for any Recapitalization Events (the “Original Series C Price”), by the Conversion Price for Series C Preferred Stock in effect at the time of the conversion, and (iv) in the case of the Series C-1 Preferred Stock, by dividing $11.7640, as adjusted for any Recapitalization Events (the “Original Series C-1 Price”), by the Conversion Price for Series C-1 Preferred Stock in effect at the time of the conversion.  The “Conversion Price” for the Series A Preferred Stock, Series B Preferred Stock,  Series C Preferred Stock and Series C-1 Preferred Stock shall initially be $0.9286, $2.0782, $5.869 and $11.7640, respectively, in each case subject to adjustment as provided in Section 3(d) below.

(b)                                 Automatic Conversion.  Each share of Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, based upon the then-effective Conversion Price, upon (i) the vote or written consent of the Super Majority of the Preferred Holders (as defined in that certain Third Amended and Restated Investor Rights Agreement entered into on or about the date of the filing of this Restated Certificate, as may be amended from time to time); provided, however, that shares of Series C-1 Preferred Stock shall not be converted pursuant to this subsection without the vote or written consent of holders of a majority of the Series C-1 Preferred Stock, voting separately as a class, unless the conversion is in connection with a Liquidation Event in which each share of Series C-1 Preferred Stock will receive at least the Series C-1 Liquidation Preference Price, or (ii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or a successor form) under the Securities Act of

1933 covering the offer and sale of Common Stock in which the per share public offering price would yield a valuation (after underwriters’ commissions, discounts, concessions and expenses) of not less than $100,000,000, and which would result in aggregate net proceeds to the Corporation in excess of $20,000,000 (after underwriters’ commissions, discounts, concessions and expenses) (a “Qualified Public Offering”).

(c)                                  Mechanics of Conversion.  Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the headquarters of the Corporation or of any transfer agent for the Corporation and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to Section 3(b) hereof).  The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder or nominee shall be entitled.  Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that, in the case of an automatic conversion upon an Qualified Public Offering pursuant to Section 3(b) or a conversion contingent upon some other event or offering pursuant to Section 3(b), such conversion shall be deemed to have been made immediately prior to the closing of such offering or event) and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.  Upon the occurrence of either of the automatic conversion events specified in Section 3(b) above, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and, upon request by the Corporation, executes an agreement satisfactory to the Corporation to indemnify the Corporation against any loss incurred by it in connection with such certificates.

(d)                                 Adjustments to Conversion Prices for Dilutive Issuances.

(i)                                     Special Definitions.  For purposes of this Section 3(d), the following definitions shall apply:

(A)                               “Original Issue Date” shall mean, with respect to any series of Preferred Stock, the date on which shares of such series are first issued by the Corporation.

(B)                               “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3(d)(ii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

(1)                                 shares of Common Stock issued upon conversion of Series C-1 Preferred Stock, Series C Preferred Stock, Series B Preferred Stock and Series A Preferred Stock;

(2)                                 shares of Common Stock issuable upon exercise of or pursuant to any stock purchase or subscription agreements, options, warrants or other convertible securities that are outstanding as of the date of this Certificate of Incorporation;

(3)                                 shares of Common Stock issued pursuant to a Qualified Public Offering;

(4)                                 up to 6,788,023 shares of Common Stock, as adjusted for any Recapitalization Events, issuable or issued to officers, directors or employees of, or consultants to, the Corporation for compensatory purposes pursuant to any stock option plan or agreement or other stock incentive program or agreement, or such increased number of shares of Common Stock as may be approved by the Board of Directors (including the Series A Director and Series B Director, as such terms are defined in Section 4(b) below);

(5)                                 shares of Common Stock issuable or issued to suppliers, landlords, equipment lessors, lenders or other financial institutions as part of or in consideration of a commercial transaction or arrangement, provided such issuances are for other than primarily capital raising purposes and are approved by the Board of Directors;

(6)                                 shares of Common Stock issued in connection with the acquisition by the Corporation of voting control or all or substantially all of the assets of another business entity in a transaction approved by the Board of Directors;

(7)                                 shares of Common Stock issued in connection with acquisitions or licenses of technology or intellectual property provided such issuances are for other than primarily capital raising purposes and are approved by the Board of Directors; or

(8)                                 shares for which an adjustment is made pursuant to Section 3(d)(viii).

(C)                               “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

(D)                               “Convertible Securities” shall mean any evidences of’ indebtedness, shares of Preferred Stock or other securities convertible into or’ exchangeable for Common Stock.

(ii)                                  Deemed Issue of Additional Shares of Common Stock.  In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the following provisions shall apply:

(A)                               The maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities shall be deemed to be issued as of the time of the issuance of such Option or Convertible Security or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)                               Except as provided in paragraphs (C) and (D) below, no further adjustment in the respective Conversion Prices shall be made upon the subsequent issuance of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(C)                               If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change resulting from any antidilution provisions of such Options or Convertible Securities), the respective Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities; provided, however, that such recomputed Conversion Price shall not exceed the Conversion Price that would have been in effect had the original issuance of such Options or Convertible Securities not been deemed to constitute an issuance of Additional Shares of Common Stock.

(D)                               Upon the expiration of any such Options or Convertible Securities or if a record date is fixed and such Options or Convertible Securities are not issued in full on the date fixed therefor, the respective Conversion Prices, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance (or deemed issuance) of only the number of shares of Common Stock actually issued upon the exercise of such Options or upon the conversion or exchange of the Convertible Securities.

(iii)                               Adjustment of Series A Conversion Price for Dilutive Issuances.  In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(ii)) after the Original Issue Date of the Series A Preferred Stock without consideration or for a consideration per share below the Conversion Price for such series (as in effect immediately prior to such issuance), then and in each such event the Conversion Price for such series shall be reduced to a price (rounded to the nearest one-tenth of one cent) equal to the Conversion Price for such series as in effect immediately prior to such issue of Additional Shares of Common Stock multiplied by a fraction:

(A)                               the numerator of which is equal to the number of shares of Series A Preferred Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance; and

(B)                               the denominator of which is equal to the number of shares of Series A Preferred Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of Additional Shares of Common Stock so issued.

For the purposes of this Section 3(d)(iii), the number of shares of Series A Preferred Stock outstanding shall be deemed to include all shares of Series A Preferred Stock then issued and outstanding plus all shares of Series A Preferred Stock issuable upon full exercise and conversion of all then-outstanding Options and Convertible Securities.  For the purposes of this Section 3(d)(iii), any adjustments to the Conversion Price of the Series A Preferred Stock for the issuance of Additional Shares of Common Stock in a series of closings pursuant to a single agreement including any amendments thereto may be calculated following the entire series of closings using the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to the initial closing under such agreement.

(iv)                              Adjustment of Series B Conversion Price for Dilutive Issuances.  In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(ii)) after the Original Issue Date of the Series B Preferred Stock without consideration or for a consideration per share below the Conversion Price for such series (as in effect immediately prior to such issuance), then and in each such event the Conversion Price for such series shall be reduced to a price (rounded to the nearest one-tenth of one cent) equal to the Conversion Price for such series as in effect immediately prior to such issue of Additional Shares of Common Stock multiplied by a fraction:

(A)                               the numerator of which is equal to the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance; and

(B)                               the denominator of which is equal to the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of Additional Shares of Common Stock so issued.

For the purposes of this Section 3(d)(iv), the number of shares of Common Stock outstanding shall be deemed to include all shares of Common Stock then issued and outstanding plus all shares of Common Stock issuable upon full exercise and conversion of all then-outstanding Options and Convertible Securities.  For the purposes of this Section 3(d)(iv), any adjustments to the Conversion Price of the Series B Preferred Stock for the issuance of Additional Shares of Common Stock in a series of closings pursuant to a single agreement including any amendments thereto may be calculated following the entire series of closings using the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to the initial closing under such agreement.

(v)                                 Adjustment of Series C Conversion Price for Dilutive Issuances.  In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(ii)) after the Original Issue

Date of the Series C Preferred Stock without consideration or for a consideration per share below the Conversion Price for such series (as in effect immediately prior to such issuance), then and in each such event the Conversion Price for such series shall be reduced to a price (rounded to the nearest one-tenth of one cent) equal to the Conversion Price for such series as in effect immediately prior to such issue of Additional Shares of Common Stock multiplied by a fraction:

(A)                               the numerator of which is equal to the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance; and

(B)                               the denominator of which is equal to the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of Additional Shares of Common Stock so issued.

For the purposes of this Section 3(d)(v), the number of shares of Common Stock outstanding shall be deemed to include all shares of Common Stock then issued and outstanding plus all shares of Common Stock issuable upon full exercise and conversion of all then-outstanding Options and Convertible Securities.  For the purposes of this Section 3(d)(v), any adjustments to the Conversion Price of the Series C Preferred Stock for the issuance of Additional Shares of Common Stock in a series of closings pursuant to a single agreement including any amendments thereto may be calculated following the entire series of closings using the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to the initial closing under such agreement.

(vi)                              Adjustment of Series C-1 Conversion Price for Dilutive Issuances.  In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3(d)(ii)) after the Original Issue Date of the Series C-1 Preferred Stock without consideration or for a consideration per share below the Conversion Price for such series (as in effect immediately prior to such issuance), then and in each such event the Conversion Price for such series shall be reduced to a price (rounded to the nearest one-tenth of one cent) equal to the Conversion Price for such series as in effect immediately prior to such issue of Additional Shares of Common Stock multiplied by a fraction:

(A)                               the numerator of which is equal to the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price in effect immediately prior to such issuance; and

(B)                               the denominator of which is equal to the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to such issuance, plus the number of Additional Shares of Common Stock so issued.

For the purposes of this Section 3(d)(vi), the number of shares of Common Stock outstanding shall be deemed to include all shares of Common Stock then issued and outstanding plus all shares of Common Stock issuable upon full exercise and conversion of all then-outstanding Options and Convertible Securities.  For the purposes of this Section 3(d)(vi), any adjustments to the Conversion Price of the Series C-1 Preferred Stock for the issuance of Additional Shares of Common Stock in a series of closings pursuant to a single agreement including any amendments thereto may be calculated following the entire series of closings using the number of shares of Common Stock outstanding (or deemed outstanding) immediately prior to the initial closing under such agreement.

(vii)                           Determination of Consideration.  For purposes of this Section 3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)                               Cash and Property.  Such consideration shall:

(1)                                 insofar as it consists of cash, be computed at the aggregate, gross amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof;

(2)                                 insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined by Board of Directors in the good faith exercise of its reasonable business judgment; and

(3)                                 in the event Additional Shares of Common Stock are issued together with other securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined by Board of Directors in the good faith exercise of its reasonable business judgment.

(B)                               Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3(d)(ii) relating to Options and Convertible Securities shall be equal to:

(1)                                 the total amount, if any, received or receivable by the Corporation as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, divided by

(2)                                 the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(viii)                        Other Adjustments to Conversion Prices of Preferred Stock.

(A)                               Splits or Subdivisions of Common Stock.  In the event the outstanding shares of Common Stock shall be subdivided, by stock split or similar event, into a greater number of shares of Common Stock after the Original Issue Date of a series of Preferred Stock, the Conversion Price of such series in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision be proportionately decreased.

(B)                               Combinations or Consolidations of Common Stock.  In the event the outstanding shares of Common Stock shall be combined or consolidated, by reverse stock split or similar event, into a lesser number of shares of Common Stock after the Original Issue Date of a series of Preferred Stock, the Conversion Price of such series in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(C)                               Common Stock Dividends and Distributions.  If, after the Original Issue Date of a series of Preferred Stock, the Corporation at any time or from time to time issues, or fixes a record date for determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event, as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, the Conversion Price for such series in effect immediately prior to such event shall be decreased by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (y) the denominator of which is the number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend or distribution is not paid in full on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 3(d)(viii)(C) to reflect the actual payment of such dividend or distribution.

(D)                               Other Distributions.  In case the Corporation shall distribute to holders of its Common Stock shares of its capital stock (other than shares of Common Stock and other than as otherwise subject to adjustment pursuant to this Section 3(d)), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), or shall fix a record date for determination of holders of Common Stock entitled to receive such a distribution, then, in each such case, provision shall be made so that the holders of Preferred Stock shall be entitled to receive, upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities or other property or assets of the Corporation or such other person as they would have received had their Preferred Stock been converted into Common Stock prior to the date of such event (or prior to the record date with respect thereto, if such record date is fixed) and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the holders of the Preferred Stock.

(E)                                Recapitalizations, Reclassifications and Reorganizations.  In the case of any recapitalization, reclassification or capital reorganization (other than a subdivision, combination or other recapitalization provided for elsewhere in this Section 3, or a merger, consolidation, or sale of assets of the type provided for in Section 2(f), or the fixing of any record date for determination of holders of Common Stock affected by such recapitalization or reorganization, provision shall be made so that the holders of Preferred Stock shall be entitled to receive, upon conversion thereof, the number of shares of stock or other securities or property of the Corporation or otherwise that they would have received had their Preferred Stock been converted into Common Stock prior to the date of such event (or prior to the record date with respect thereto, if such record date is fixed) and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3.

(e)                                  Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price for a series of Preferred Stock pursuant to this Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of shares of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) any such adjustments and readjustment to date, (ii) the Conversion Price at the time in effect for the Preferred Stock held by such holder and (iii) the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon the conversion of a share of such Preferred Stock.

(f)                                   Fractional Shares.  No fractional shares of common Stock shall be issued upon conversion of shares of Preferred Stock.  In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board of Directors of the Corporation.  The number of whole shares issuable to each holder of a series of Preferred Stock upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock being converted into Common Stock by such holder at that time.

(g)                                  Notices of Record Date.  In the event (i) the Corporation shall take a record of the holders of its capital stock for the purpose of entitling them to receive a dividend or other distribution (other than a cash dividend) or to subscribe for or purchase any shares of stock of any class or to receive any other rights, or (ii) of a Liquidation Event, then, and in any such case, the Corporation shall cause to be mailed to each holder or record of the Preferred Stock at the address of record of such stockholder as set forth on the Corporation’s books, at least 15 days prior to the earliest date hereinafter specified, a notice stating the material terms of the proposed transaction and the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights or (y) such Liquidation Event is to take place and the date, if any is to be fixed, as of which holders of capital stock of record shall be entitled to exchange their shares of capital stock for securities or other property deliverable upon such Liquidation Event; provided, however, that such notice period may be shortened upon the written consent of holders of Preferred Stock that represent at least a majority of the voting power of all then-outstanding shares of such Preferred Stock (voting together as a single class on an as-converted basis) that are entitled to such notice rights.

(h)                                 Reservation of Stock Issuable Upon Conversion.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(i)                                     Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of the majority of the outstanding shares of such series of Preferred Stock, either before or after the issuance causing the adjustment. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

4.                                      Voting Rights.

(a)                                 General.  Each holder of Preferred Stock shall be entitled to a number of votes equal to the number of whole shares of Common Stock into which such holder’s shares of Preferred Stock could then be converted and, except as otherwise required by law or as set forth herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock.  Each holder of Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall be entitled to vote with the holders of Common stock with respect to any matter upon which holders of Common Stock have the right to vote, except as otherwise provided herein or those matters required by law to be submitted to a class vote.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

(b)                                 Election of Director.  At each election of directors of the Corporation, (i) for so long as at least 3,000,000 shares of Series A Preferred Stock (subject to adjustment for any Recapitalization Events) remain outstanding, the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director (the “Series A Director”), and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (ii) for so long as at least 650,000 shares of Series B Preferred Stock (subject to adjustment for any Recapitalization Events) remain outstanding, the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director (the “Series B Director”), and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director; (iii) the holders of Common Stock, voting together as a separate class, shall be entitled to elect two (2) directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors; and (iv) the holders of Common Stock and Preferred Stock, voting together as a single class on an as converted basis, shall be entitled to elect any remaining directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.  Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

5.                                      Preferred Stock Protective Provisions.  So long as at least 3,000,000 shares of Preferred Stock, as adjusted for any Recapitalization Events, are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then-outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis;

(a)                                 take any action that would adversely alter the rights, preferences, privileges or restrictions of the Preferred Stock or any series thereof;

(b)                                 amend or waive any provision of the Restated Certificate, as amended from time to time, or Bylaws in a manner that adversely alters the rights, preferences or privileges of the Preferred Stock;

(c)                                  create (by reclassification or otherwise), authorize or obligate itself to issue, any new class or series of capital stock (including any securities convertible, exchangeable or exercisable for any such capital stock) having rights, preferences or privileges senior to or on a parity with, the Preferred Stock or any series thereof;

(d)                                 redeem, purchase or otherwise acquire any shares of Common Stock or Preferred Stock other than in connection with the repurchase of Common stock at the original purchase price from employees, officers, directors, consultants or other service providers pursuant to agreements providing for or giving the Corporation the option to effectuate such repurchase upon termination of employment or other services;

(e)                                  consummate a Liquidation Event or an initial public offering of the Corporation’s securities;

(f)                                   increase or decrease the authorized size of the Corporation’s Board of Directors;

(g)                                  increase or decrease (other than by conversion) the total number of authorized shares of Preferred Stock (or any series thereof) or Common Stock;

(h)                                 declare or pay any dividend on the Common Stock or the Preferred Stock, other than a dividend payable solely in shares of Common Stock; or

(i)                                     liquidate, dissolve, or wind-up any subsidiary of the Corporation, except where such action is approved by the Board of Directors (including the Series A Director and Series B Director).

6.                                      Series C-1 Preferred Stock Protective Provisions. So long as at least 200,000 shares of Series C-1 Preferred Stock, as adjusted for any Recapitalization Events, are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then-outstanding shares of Series C-1 Preferred Stock, voting together as a class:

(a)                                 amend or waive any provision of the Restated Certificate, as amended from time to time, or Bylaws in a manner that adversely alters the rights, preferences or privileges of the Series C-1 Preferred Stock; or

(b)                                 create (by reclassification or otherwise), authorize or obligate itself to issue, any new class or series of capital stock (including any securities convertible, exchangeable or exercisable for any such capital stock) having rights, preferences or privileges senior to or on a parity with the Series C-1 Preferred Stock.

7.                                      Series C Preferred Stock Protective Provisions. So long as at least 170,000 shares of Series C Preferred Stock, as adjusted for any Recapitalization Events, are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then-outstanding shares of Series C Preferred Stock, voting together as a class:

(a)                                 amend or waive any provision of the Restated Certificate, as amended from time to time, or Bylaws in a manner that adversely alters the rights, preferences or privileges of the Series C Preferred Stock; or

(b)                                 create (by reclassification or otherwise), authorize or obligate itself to issue, any new class or series of capital stock (including any securities convertible, exchangeable or exercisable for any such capital stock) having rights, preferences or privileges senior to or on a parity with the Series C Preferred Stock.

8.                                      Series B Preferred Stock Protective Provisions.  So long as at least 650,000 shares of Series B Preferred Stock, as adjusted for any Recapitalization Events, are outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise), without first obtaining the affirmative vote or written consent of the holders of a majority of the voting power represented by the then-outstanding shares of Series B Preferred Stock, voting together as a class:

(a)                                 amend or waive any provision of the Restated Certificate, as amended from time to time, or Bylaws in a manner that adversely alters the rights, preferences or privileges of the Series B Preferred Stock; or

(b)                                 create (by reclassification or otherwise), authorize or obligate itself to issue, any new class or series of capital stock (including any securities convertible, exchangeable or exercisable for any such capital stock) having rights, preferences or privileges senior to or on a parity with the Series B Preferred Stock.

9.                                      Common Stock Protective Provisions.  The Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of at least 40% of the voting power represented by the then-outstanding shares of Common Stock, voting as a single class:

(a)                                 enter into a merger or consolidation of the Corporation into or with another entity after which the stockholders of the Corporation immediately prior to such transaction do not own, immediately following the consummation of the transaction and by virtue of their shareholdings in the Corporation or securities received in exchange for such shares in connection with the transaction, a majority of the voting power of the surviving or resulting entity;

(b)                                 enter into a transaction or series of related transactions in which an individual or entity or group of related individuals or entities acquires from the stockholders of the Corporation shares representing more than 50% of the outstanding voting power of the Corporation, other than pursuant to a bona fide equity financing of the Corporation; or

(c)                                  enter into a sale, transfer or other disposition (but not including a transfer or disposition by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Corporation (other than to a subsidiary entity wholly-owned by the Corporation).

10.                               No Redemption.  Neither the Common Stock nor Preferred Stock are redeemable at the option of the holder thereof.

11.                               Status of Converted or Repurchased Stock.  In the event any shares of Preferred Stock shall be converted pursuant to Sections 3 or 4 hereof, or otherwise acquired by the Corporation, the shares so converted or acquired shall be canceled, and no shares of Preferred Stock which have been acquired or converted after the original issuance thereof shall ever again be reissued and all such shares shall upon such acquisition or conversion be restored to the status of authorized but unissued Preferred Stock of the Corporation, undesignated as to series.

12.                               Consent to Certain Repurchases.  To the extent the Corporation may be subject to Section 2115 of the California Corporations Code, each holder of shares of Preferred Stock shall be deemed to have consented, for purposes of Sections 502 and 503 of the California Corporations Code, to any distribution made by the Corporation in connection with the repurchase of Shares of Common stock issued to or held by employees, officers, directors, consultants or other service providers (i) pursuant to agreements providing for such repurchase at the original purchase price, (ii) at a purchase price not exceeding the fair market value of such Common Stock, or (iii) in connection with the exercise of a contractual right of first refusal entitling the Corporation to purchase the shares upon the terms offered by a third party.

FIFTH:                                                    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.  Election of directors need not be by written ballot, unless the Bylaws so provide.

SIXTH:                                                   Subject to Sections 5, 6, 7 and 8 of Article FOURTH hereof, the Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws of the Corporation.  Subject to Sections 5, 6, 7 and 8 of Article FOURTH hereof, the stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws of the Corporation.

SEVENTH:                              To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  The Corporation is authorized to provide indemnification of officers, directors, employees and agents through Bylaw provisions, agreements, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware.  In addition, if and to the extent the Corporation is subject to Section 2115 of the California Corporations Code, the Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits on indemnification set forth in Sections 204 and 317 of the California Corporations Code with respect to actions for breach of duty to the Corporation or its stockholders.  Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions occurring prior to, such repeal or modification. If the General Corporation Law of the State of Delaware is amended after approval of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

Any amendment, repeal or modification of the foregoing provisions shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

EIGHTH:                                       Subject to the provisions herein, the Corporation reserves the right to amend or repeal any of the provisions contained in the Restated Certificate in any manner now or hereafter permitted by law, and the rights of the stockholders of the Corporation are granted subject to this reservation.